UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 16, 2016

EARTHLINK HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	46-4228084 (I.R.S. Employer Identification No.)

1170 Peachtree St., Suite 900, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers

Executive Compensation

The Leadership and Compensation Committee (the “Committee”) of the Board of Directors of EarthLink Holdings Corp. (the “Company”) has taken the following actions related to executive compensation:

Named Executive Officer 2015 Incentive Payments

In February 2015, the Committee had approved the Company’s 2015 annual incentive plan (the “2015 Incentive Plan”) for executive officers. On February 16, 2016, after reviewing the Company’s 2015 results with respect to its revenue, Adjusted EBITDA and “free cash flow” performance objectives the Committee approved an incentive plan payout based on its determination of (i) a corporate payout equal to a blended achievement of 183.6% of these corporate objectives and (ii)  the executives’ individual performances, and approved cash incentive payments under the Company’s 2015 Incentive Plan for the following “named executive officers”:  Joseph F. Eazor, $1,631,056; John T. Dobbins, $406,215; Bradley A. Ferguson, $487,412; and Brian P. Fink, $403,423.

(“Adjusted EBITDA” is a non-GAAP measure regularly used by the Company in its financial reporting and referring to net income (loss) before interest expense and other, net, income tax provision (benefit), depreciation and amortization, stock-based compensation expense, impairment of goodwill and long-lived assets, restructuring, acquisition and integration-related costs and loss from discontinued operations, net of tax.  The Committee defines “free cash flow” as Adjusted EBITDA less cash used for purchases of property and equipment and less restructuring, acquisition and integration-related costs.)

In February 2015, the Committee had authorized the grant to executive officers of performance-based restricted stock units (“RSUs”).  These RSUs could be earned based on the achievement of corporate performance objectives during 2015 with respect to revenue, Adjusted EBITDA and free cash flow (with a maximum amount to be earned of 100% of the RSUs granted).  On February 16, 2016 the Committee determined that based on the blended achievement of these performance objectives, 100% of these RSUs were earned.  These RSUs will vest on the third anniversary of the grant date (assuming continued employment).

In February 2015, the Committee had approved a 2015 Executive Save Sharing Program, which was established for members of our access management department, including Mr. Dobbins. This program provided that for each $1.00 achieved over the goal of $28 million in access savings or other margin improvements, $0.05 would be used to fund a bonus pool.  The maximum that Mr. Dobbins could earn under the plan for 2015 was $325,000.  On February 16, 2016, the Committee reviewed the relevant results and determined to grant Mr. Dobbins a bonus of $325,000, which the Committee determined would be paid 50% in cash and 50% in Company common stock.

Executive Officer Annual Incentive Plan for 2016

On February 16, 2016, the Committee established the 2016 annual incentive plan (the “2016 Incentive Plan”).  The payout to the executive officers under the 2016 Incentive Plan will be generally based 30% on individual performance factors and 70% on achievement of the Company performance objectives. The Company performance objectives under the 2016 Incentive Plan are tied to Adjusted EBITDA (30% weighting), capital expenditures and restructuring costs (30% weighting) and the following operational metrics (each having a 10% weighting): Business Bookings, Business New Billed Revenue, Business Churn and Consumer Churn.

The 2016 Incentive Plan provides for a sliding scale of bonus payouts which, assuming achievement of specified levels of the Company performance objectives and individual performance, range between a threshold level (payout of 50% of target), a target level (payout of 100% of target), and a maximum level (payout of 200% of target).  The final bonus amounts paid, if any, will be determined by the Committee based on the achievements of the Company performance objectives described above and individual performance. The final bonus amounts are calculated taking into account the target incentive opportunity (expressed as a percentage of eligible earnings) for each executive officer.

Incentive payouts, if any, to the named executive officers will be paid in cash after the end of the 2016 fiscal year.  The 2016 Incentive Plan also provides for certain payouts if, prior to the time of payment, the executive officer is terminated other than for cause, death or disability after a change in control or as the result of position elimination.

2016 Access Management Executive Save Sharing Program

On February 16, 2016, the Committee also established the 2016 Access Management Executive Save Sharing Program which was established for members of our access management department, including Mr. Dobbins. This program provides that for each $1.00 achieved over the goal of $33 million and up to $36.5 million in access savings, $0.095 would be used to fund a bonus pool and for each $1.00 of access savings between $36.5 million and $40 million, $0.12 would be so used.  The maximum that Mr. Dobbins can earn under the plan for 2016 is $275,000.

Named Executive Officer Equity Awards for 2016

On February 16, 2016, the Committee approved the general terms of the 2016 long-term incentive compensation program (the “2016 LTI”).  The 2016 LTI contemplates grants of RSUs to executive officers.  The 2016 LTI consists of 50% performance-based and 50% service-based RSU awards.  The performance-based RSUs would be earned depending on the level of successful completion of Company performance objectives tied to revenue (50% weighting) and “levered free cash flow” (50% weighting), with full vesting of RSUs earned on the third anniversary of the grant date.  The service-based RSUs vest ratably on the first, second and third anniversaries of the grant date.

(The Committee defines “levered free cash flow” as Adjusted EBITDA less cash used for purchases of property and equipment less restructuring, acquisition and integration costs less debt interest expense.)

On February 18, 2016, the Committee granted the 2016 LTI equity awards of RSUs to the named executive officers as follows:  Mr. Eazor, 499,002 RSUs; Mr. Dobbins, 89,820 RSUs; and Mr. Ferguson, 89,820 RSUs.

Departure of Named Executive Officer

Mr. Fink will be leaving the Company as of April 29, 2016, due to a position elimination.  In accordance with the EarthLink Shared Services, LLC Severance Plan, Mr. Fink will be entitled to receive: (i) 78 weeks of base salary, (ii) an amount equal to 78 weeks of the Company’s normal contribution towards Mr. Fink’s premiums for medical, dental and vision coverage (including the normal COBRA administrative fee) and (iii) 78 weeks, or up to $30,000, of executive-level outplacement services.  Mr. Fink’s severance is conditioned upon his (i) complete release of all claims against the Company and (ii) agreement to normal confidentiality, non-solicitation and other covenants.  Mr. Fink will be paid the base salary and COBRA contribution in a single lump sum as soon as practicable after his release is effective (and no later than March 15, 2016).

Directors Not Standing for Re-election at 2016 Annual Meeting

Directors David A. Koretz and M. Wayne Wisehart have informed the Company that they will not be standing for re-election at the 2016 Annual Meeting of Stockholders. Messrs. Koretz and Wisehart have served on the Board of Directors since 2008. Neither Mr. Koretz nor Mr. Wisehart has any disputes or disagreements with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK HOLDINGS CORP.
(Registrant)

	By:	/s/ Louis M. Alterman
	Name:	Louis M. Alterman
	Title:	Executive Vice President,
Chief Financial Officer

Date: February 19, 2016